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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2001

INTERGLOBAL WASTE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA
(State or other jurisdiction of incorporation)

000-32511 (Commission File Number)	95-4776838 (I.R.S. Employer Identification No.)

820 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

(805) 388-1588
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

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Item 5. Other Events
SIGNATURES

Item 5. Other Events

On October 1, 2001, InterGlobal Waste Management, Inc. (the “Company”) announced that its Board of Directors voted to remove Thomas G. Williams as President and Chief Executive Officer of the Company. Mr. Williams has been replaced by Harold A. Katersky, who has served as Chairman of the Board since the Company’s inception. The Board of Directors of the Company also accepted the resignation of Steve McCorkle from his position as Vice President of Operations of the Company. The Company does not anticipate replacing Mr. McCorkle.

SIGNATURES

     Pursuant to the requirements of the Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERGLOBAL WASTE MANAGEMENT, INC.

Date: October 5, 2001	By:	/s/ MICHAEL D. HANDELMAN

Michael D. Handelman Chief Financial Officer

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